Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 10, 2025, with respect to the consolidated financial statements of Amtech Systems, Inc. and subsidiaries, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

Phoenix, Arizona

March 13, 2026